THE AES CORPORATION
2003 LONG TERM COMPENSATION PLAN
As Amended and Restated on April 23, 2015
(Original Effective Date: 2/12/03)
1. PURPOSE. The 2003 Long Term Compensation Plan, as amended and restated, (the “ Plan ”) has been established by The AES Corporation (the “ Company ”) to (a) reward Employees and Directors by means of appropriate incentives for achieving long-range Company goals; (b) provide incentive compensation opportunities that are competitive with those of other similar companies, (c) further match Employees’ and Directors’ financial interests with those of the Company’s other Stockholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term Stockholder return and (d) facilitate recruitment and retention of outstanding personnel eligible to participate in the Plan. The Plan as amended and restated is intended to comply with Section 409A.
2. DEFINITIONS. Except as otherwise specified by the Committee in an Agreement, capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
(a) “ Affiliate ” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee, including any Affiliates which become such after adoption of this Plan.
(b) “ Agreement ” means any written agreement, contract, policy, program or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(c) “ Award ” means any Option, award of Restricted Stock or Restricted Stock Units, Other Stock-Based Award or Performance Award granted under the Plan.
(d) “ Board ” or “ Board of Directors ” means the Board of Directors of the Company.
(e) “ Cause ” means the Employee’s dishonesty; insubordination; continued and repeated failure to perform assigned duties or willful misconduct in the performance of such duties; intentionally engaging in unsatisfactory performance; failing to make a good faith effort to bring unsatisfactory performance to an acceptable level; violation of the Company’s policies, procedures, rules or recognized standards of behavior; misconduct related to Employee’s employment; or a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a felony, whether or not in connection with the performance by the Employee of his or her duties or obligations to the Company.
(f) “ Change in Control ” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company,(iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) a merger, consolidation, business combination or similar transaction as provided in the applicable Agreement. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).
(g) “ Code ” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
(h) “ Committee ” means the Compensation Committee of the Board, or any successor committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer the Plan (or any part hereof) or is otherwise identified in the Company’s corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants. For awards subject to Section 162(m) of the Code, the Committee shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).
(i) “ Covered Person ” means an individual who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed and (ii) the recipient of compensation (other than “qualified performance based compensation” as defined in Section 162(m)) in excess of $1,000,000 for such tax year.
(j) “Director” means a member of the Board of Directors of the Company.
(k) “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or (ii) as otherwise determined by the Committee. If an Award is subject to Section 409A (and not excepted therefrom) and Disability is a distribution event for purposes of an Award, then Disability shall have the meaning provided in Treas. Reg. § 1.409A-3(i)(4)(i).
(l) “ Employee ” means any full-time or part-time employee (including an Officer or Director who is also an employee) of the Company or an Affiliate. “Employee” shall also include any individual or individuals to whom an offer of employment has been extended. References in this Plan to “employment” and related terms shall include the provision of services in any such capacity.
(m) “ Exchange Act ” means the Securities Exchange Act of 1934, as amended.
(n) “ Fair Market Value ” means the closing sale price of the Shares, as reported on the New York Stock Exchange, or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.
(o) “ Incentive Stock Option ” means an Option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.
(p) “ Involuntary Termination ” means (i) Participant’s involuntary Separation from Service, excluding termination for Cause, by action of the Company or (ii) the Employee declines to accept a new job offer that requires the Employee to relocate to a work location that is greater than 50 miles from the Employee’s then assigned work location.
(q) “ Non-Qualified Stock Option ” means an Option granted under Section 6 that is not an Incentive Stock Option.
(r) “ Option ” means an Incentive Stock Option or a Non-Qualified Stock Option.
(s) “ Other Stock-Based Award ” means any right granted under Section 8.
(t) “ Participant ” means an Employee or non-employee Director to whom an Award has been made.
(u) “ Performance Award ” means an Award to a Participant under Section 9.
(v) “ Person ” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
(w) “ Plan ” means this 2003 Long Term Compensation Plan, as amended and in effect from time to time.
(x) “ Qualified Retirement ” means an Employee’s retirement when such Employee is at least 60 years of age and has provided at least seven years of service as an Employee of the Company and/or one or more of its Affiliates.
(y) “ Restricted Stock ” means any Share underlying an Award granted under Section 7.
(z) “ Restricted Stock Unit ” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.
(aa) “ Section 409A ” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
(bb) “ Separation from Service ” and “ Separate from Service ” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.
(cc) “ Specified Employee ” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(dd) “ Share ” means a share of Stock.
(ee) “ Stock ” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.
(ff) “ Subsidiary ” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Committee.
(gg) “ Substitute Award ” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.
(hh) “ Successor ” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.
3. ADMINISTRATION. Subject to the provisions of the plan, the authority to control and manage the operation and administration of the Plan shall be vested in the Committee; provided, however, that the Board (and/or such other committee designated by the Board) shall approve and/or ratify any Awards to the Company’s non-employee Directors.
(a) The Committee shall have power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Participant, the Participant’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.
(c) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(d) The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.
(e) The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.
(f) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof or of the Committee.
(g) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.
(h) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.
(i) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.
(j) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Employee’s or Participant’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(k) To the fullest extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board and the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
4. SHARES AVAILABLE FOR AWARDS.
(a) Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 45,750,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Options and stock appreciation rights under this Plan in any calendar year that relate to more than 1,000,000 Shares.
(b) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.
(c) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse or cancellation, shall again be, or shall become available for issuance under the Plan. Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of an Option or stock appreciation right, or (iii) delivered to or withheld by the Company to pay withholding taxes, shall not become available again for issuance under this Plan.
(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.
(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number; and provided, further, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code or any Award intended to comply with, or qualify for an exception to, Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A, or an exception thereto.
5. ELIGIBILITY. All Employees and non-employee Directors are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.
6. OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however , that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. Notwithstanding, the term of an Option shall not exceed ten (10) years.
(c) Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A Participant may exercise his or her Option for all or part of the number of Shares which he or she is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
(e) Options shall be granted to non-employee Directors in accordance with the policies established from time to time by the Committee, including the terms and conditions of any such award, number of shares (if any) to be subject to each such Option and the time(s) at which such Options shall be granted.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.
(a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they (i) are made in satisfaction of Company obligations to Participants that would otherwise be paid in cash, (ii) are issued in connection with the exercise of an Option or other Award hereunder, or (iii) are Substitute Awards.
(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
8. OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock units, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards provided, however, that rights to dividends or dividend equivalents awarded in connection with an Award shall be subject to the same performance criteria, if applicable, and vesting schedule that apply to the underlying Award. Notwithstanding, the term of a stock appreciation right shall not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, the deferral of compensation, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards or the deferral of compensation, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Full-value awards granted hereunder to Employees will have a standard vesting schedule, in one or more increments, over a service period of no less than (3) three years; provided, however, that (i) up to five (5%) percent of the shares authorized for issuance under the Plan may be granted without this restriction, and (ii) this limitation will not adversely affect a participant’s rights under another plan or agreement with AES or its subsidiaries.
9. PERFORMANCE AWARDS.
(a) The Committee is hereby authorized to grant Performance Awards to Participants, including Covered Persons, with a minimum performance period of at least one (1) year to be applicable to awards granted hereunder, if the Committee intends that such Awards shall qualify as “qualified performance based compensation” under Section 162(m) of the Code. Unless otherwise determined by the Committee, any such Performance Award shall be evidenced by an Agreement containing the terms of the Performance Award, including but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan.
(b) Performance Awards shall become earned and payable if performance goals relating to, or based on, one or more of the following performance measures , either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales;

market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the financial statements and notes thereto appearing in the Company’s annual report for the applicable period.
(c) Performance goals relating to the performance measures set forth above shall be pre-established in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder, and such performance goals may be measured over such periods, as the Committee shall determine. For Awards intended to be “qualified performance based compensation” under Section 162(m) of the Code, all such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparison with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any Performance Award that is intended to be performance-based compensation under Section 162(m) of the Code.
(d) The maximum value of (i) Performance Awards (denominated in cash) which may be awarded to a Participant under the Plan in any one calendar year of the Company is $10,000,000, and (ii) Performance Awards (denominated in Stock) which may be awarded to a participant under the Plan in any one calendar year of the Company is 1,000,000 Shares.
10. TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, in case of termination of employment or service, the following provisions shall apply:
(a) Upon termination of employment or cessation of provision of services by the Participant for reason of death or Disability:
(i) any Award (other than Options) then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable with Performance Awards vesting at target performance levels, and
(ii) any Option then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable and shall expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one year after the date such Participant’s employment or service ceases.
(b) Upon termination of employment by the Company for Cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:
(i) any Award then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service, and
(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) three months after the date that such Participant’s service ceases.

(c) Upon termination of employment or cessation of provision of services by the Participant for reasons of Qualified Retirement or Involuntary Termination:
(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,
(ii) any Option then held by such Participant shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date such Participant’s employment or service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three months after the date that such Participant’s employment or service ceases.
(iii) any Performance Award then held by such Participant may become partially vested based on the length of time worked during the performance period with such vested units becoming payable upon the originally scheduled distribution date, subject to performance certification and adjustment.
(d) Upon termination of employment or cessation of provision of services by the Participant for any reason other than death, Disability, Qualified Retirement, Involuntary Termination or termination of employment or service by the Company for Cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:
(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,
(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date the such Participant’s service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of clause (1) above and three months after the date that such Participant’s service ceases, and
(iii) any Performance Award then held by such Participant which is not then payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service.
11. DURATION. The Plan shall be effective as of February 1, 2003, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the last date upon which the Company obtained stockholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
12. AMENDMENT, MODIFICATION AND TERMINATION.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 162(m), Section 409A, the regulations issued thereunder or an exception thereto, or other applicable law, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) the Committee may not, without stockholder approval, reduce the exercise price of any Option or stock appreciation right, exchange any underwater Option or stock appreciation right for a cash payment or for the new grant of an Option or stock appreciation right with a lower exercise price, or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall materially impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.
(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or stockholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the stockholders of the Company.
(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(e) To the extent not inconsistent with Section 14(k) hereof, in connection with a Change in Control or an event described in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such canceled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.
13. CHANGE IN CONTROL. Except as otherwise expressly provided in the applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, upon the consummation of a Change in Control, the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or stock appreciation rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or stock appreciation rights) over the aggregate exercise price of such Options or stock appreciation rights (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the Shares subject to such Awards is less than or equal to the aggregate exercise price of such Options or stock appreciation rights), or (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion.
14. MISCELLANEOUS.
(a) Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without Cause.
(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Accounting Standards Codification (ASC) 718 and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.
(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.
(d) Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided , however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(i) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.
(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.
(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.
(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(k) Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:
(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Agreement.
(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level equal to or less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.
(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock appreciation rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).
(iv) The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Participants of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
(v) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.
(vi) In no event shall any member of the Board, the Committee or the Company (or its employees, Officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

The AES Corporation

By:	/s/ TISH MENDOZA
Tish Mendoza, Chief Human Resources Officer and SVP

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